UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a–6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a–12

SILVER BULL RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a–6(i)(1) and 0–11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0–11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0–11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXPLANATORY NOTE

The purpose of this Schedule 14A is to file a press release issued by Silver Bull Resources, Inc. (the “Company”) on December 10, 2020 regarding the special meeting of shareholders of the Company to be held on December 16, 2020.

December 10, 2020	OTCQB: SVBL, TSX: SVB

SILVER BULL REMINDS SHAREHOLDERS OF THE SPECIAL MEETING OF SHAREHOLDERS ON DECEMBER 16, 2020

VANCOUVER, BC – (December 10, 2020) – Silver Bull Resources, Inc. (TSX: SVB, OTCQB: SVBL) (“Silver Bull” or the “Company”) reminds all shareholders to vote in advance of the special meeting of shareholders (the “Meeting”) on Wednesday, December 16, 2020 at 10:00 a.m. PT.

YOUR VOTE IS IMPORTANT – PLEASE VOTE TODAY

The proxy voting deadline is 11:59 p.m. ET on December 15, 2020.

We encourage you to vote well in advance of the deadline.

For any questions or assistance with voting, please contact our proxy solicitation agent, Laurel Hill Advisory Group at 1-877-452-7814 or by email at assistance@laurelhill.com.

President and CEO Tim Barry stated,

I have just returned from an “on the ground” due diligence trip to the Beskauga project in Kazakhstan and I was extremely impressed by the mineralization I saw in the drill core, and the extensive infrastructure that surrounds the project. Additional due diligence is currently underway on the Beskauga project, which if acceptable, will allow us to bring a second project into the Company. This would give shareholders exposure to silver and zinc on our Sierra Mojada project in Mexico, and copper and gold at the Beskauga project in Kazakhstan. It is well known that gold and silver prices have had big run-ups over the last six months; however, it is less appreciated that copper (US$2.60 in June 2020 to US$3.50 in December 2020) and zinc (US$0.92 in June 2020 to US$1.28 in December 2020) prices have been running up as well. By increasing the number of authorized shares now, we will be able to act in a timely manner when the need to raise equity capital arises or when the board believes it is in the best interests of the Company and its shareholders to take action, and to maximize the opportunities that both the Sierra Mojada and Beskauga projects present to shareholders.

As outlined in our news release on November 30, 2020, it is no small point that both of the leading independent proxy advisor firms Institutional Shareholder Services (ISS) and Glass Lewis & Co. agreed with Silver Bull’s board of directors on the need for additional shares to enable the Company to raise additional capital for furthering the development of the Sierra Mojada project in Mexico and the Beskauga property in Kazakhstan. Additionally, Glass Lewis noted that “it would be in shareholders’ best interest to provide the board with flexibility to obtain additional capital—including through participation in private placement transactions—going forward.”

We would like to remind shareholders that special meetings of shareholders are costly and time-consuming. If the proposal to increase the number of authorized shares is approved, the Company will not need to call another special meeting in the near term to consider a proposal to increase the number of authorized shares again.

We have hired Laurel Hill Advisory Group as our proxy solicitation agent, and its contact details are outlined at the top and bottom of this news release. Should shareholders have any questions regarding the Meeting or require assistance with voting, please contact Laurel Hill directly.

On behalf of Silver Bull’s management and board, we thank you for your support on this very important matter.

Authorized Share Increase Proposal

By increasing the number of authorized shares of Silver Bull common stock now, the Company will be able to act in a timely manner when the need to raise equity capital arises or when the Company’s board of directors believes it is in the best interests of the Company and shareholders to take action, without the delay and expense that would be required at that time to obtain shareholder approval to increase the authorized shares. Business purposes for which the Company could seek to raise additional capital include furthering the development of the Sierra Mojada project in Mexico and the Beskauga property (and other properties) located in Kazakhstan. Virtually all junior exploration companies like the Company remain as viable companies and conduct their mineral exploration activities by raising funds by issuing shares from time to time. In the absence of an affirmative vote to increase the number of authorized shares of Silver Bull common stock, the Company will have an insufficient number of authorized shares to raise funds to fund general corporate overhead or cover the costs associated with maintaining its interests in the Sierra Mojada project in Mexico or its potential mineral interests in Kazakhstan.

Name Change Proposal

The Company’s board of directors believes that the proposed name change from Silver Bull Resources, Inc. to MaxMetals Corp. is appropriate to better describe the Company’s focus and anticipated exploration activities.

Silver Bull Special Meeting of Shareholders

The Meeting is scheduled for 10:00 a.m. PT on Wednesday, December 16, 2020, at the Company’s offices at 777 Dunsmuir Street, Suite 1610, Vancouver, British Columbia.

The board of directors of Silver Bull unanimously recommends that Silver Bull shareholders vote FOR both proposals.

Additional information concerning the proposals can be found in the definitive proxy statement dated November 6, 2020. An electronic copy of the definitive proxy statement is available on the Company’s website at www.silverbullresources.com, on the Company’s EDGAR profile at www.sec.gov, and on its SEDAR profile at www.sedar.com.

How to Vote Your Shares

•	By Internet: If you received a Notice of Internet Availability of Proxy Materials (the “Notice”), you can access the Company’s proxy materials and vote online at www.proxyvote.com. Further instructions to vote online are provided in the Notice.

•	By Telephone: You may vote your shares by calling 1-800-690-6903. You will need to follow the instructions on your proxy card and the voice prompts.

Due to the essence of time, shareholders are encouraged to vote by Internet or telephone as set out above.

Shareholder Questions and Assistance

Silver Bull shareholders who require assistance with voting their shares can contact the Company’s proxy solicitation agent, Laurel Hill Advisory Group:

Laurel Hill Advisory Group

North America Toll-Free: 1-877-452-7184

Collect Call Outside North America: 1-416-304-0211

Email: assistance@laurelhill.com

Important Information

This communication may be deemed to be solicitation material in connection with the proposals to be considered at the Meeting. In connection with the proposals, Silver Bull filed a definitive proxy statement on Schedule 14A with the U.S. Securities and Exchange Commission (the “SEC”) on November 6, 2020. Shareholders are urged to read the definitive proxy statement and all other relevant documents filed with the SEC because they contain important information about the proposals. An electronic copy of the definitive proxy statement is available on the Company’s website at www.silverbullresources.com, on the Company’s EDGAR profile at www.sec.gov, and on its SEDAR profile at www.sedar.com.

Participants in the Solicitation

Silver Bull and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Silver Bull shareholders in respect of the proposals to be considered at the Meeting. Information about the directors and executive officers of Silver Bull can be found in its Annual Report on Form 10-K for the year ended October 31, 2019 filed with the SEC on January 13, 2020, filings on Form 3, 4 and 5 filed with the SEC, and the Company’s definitive proxy statement for the Meeting filed with the SEC on November 6, 2020.

About Silver Bull

Silver Bull is a Vancouver-based mineral exploration company whose shares are listed on the TSX and trade on the OTCQB in the United States. Silver Bull recently signed an Option Agreement to acquire the Beskauga Copper-Gold Project, located in North Eastern Kazakhstan. This agreement is subject to on the ground due diligence, which is now underway, and is expected to be completed on or before January 15, 2021. In addition, Silver Bull owns the Sierra Mojada Project which is located 150 kilometers north of the city of Torreon in Coahuila, Mexico, and is highly prospective for silver and zinc. Sierra Mojada is currently under a joint venture option with South32 International Investment Holdings Pty Ltd.

On behalf of the Board of Directors

“Tim Barry”

Tim Barry, CPAusIMM

Chief Executive Officer, President and Director

INVESTOR RELATIONS:

+1 604 687 5800

info@silverbullresources.com

Cautionary note regarding forward looking statements: Certain statements in this news release are “forward-looking” within the meaning of applicable securities legislation. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may”, “will”, “expect”, “intend”, “estimate”, “anticipate”, “believe”, “continue”, “plans” or similar terminology. Forward-looking statements include, but are not limited to, statements relating to the proposals to be considered at the Meeting and the completion of due diligence in respect of the Beskauga Option Agreement. Forward-looking statements are necessarily based upon the current belief, opinions and expectations of management that, while considered reasonable by the Company, are inherently subject to significant business, economic, competitive, political and social uncertainties and other contingencies. Many factors could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, among others, market prices, metal prices, availability of capital and financing, general economic, market or business conditions, as well as other risk factors set out under the heading “Risk Factors” in the Annual Report on Form 10-K for the year ended October 31, 2019, which is available on SEDAR at www.sedar.com. Investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.